UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

INDUSTRIAL PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55376	61-1577639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of Principal Executive Offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Industrial Property Trust Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement (2020)

Renewal of Advisory Agreement

Industrial Property Trust (referred to herein as the “Trust,” “we,” “our,” or “us”), Industrial Property Operating Partnership LP, the Trust’s operating partnership (the “Operating Partnership”) and IPT Advisor LLC, the Trust’s advisor (the “Advisor”), were parties to that certain Amended and Restated Advisory Agreement (2019), effective as of June 12, 2019, as amended by the Amendment to Amended and Restated Advisory Agreement (2019), dated October 7, 2019, and assigned to the Advisor pursuant to the Assignment and Assumption Agreement, dated December 18, 2019 (the “2019 Advisory Agreement”). The 2019 Advisory Agreement had a term of one year, subject to renewal for an unlimited number of one-year periods. On June 12, 2020, the Trust, the Operating Partnership and the Advisor renewed the 2019 Advisory Agreement on substantially the same terms through June 12, 2021 by entering into the Amended and Restated Advisory Agreement (2020), effective as of June 12, 2020.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Advisory Agreement (2020), dated as of June 12, 2020, by and among Industrial Property Trust, Industrial Property Operating Partnership LP and IPT Advisor LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST

June 15, 2020	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer